Exhibit 99.1

AMENDMENT

THIS AMENDMENT (this “Amendment”) is made and entered into as of the 15th day of May, 2014 (the “Effective Date”) by and among the entities listed on the signature page hereto as the “Brogdon Entities”, CHRISTOPHER F. BROGDON, in his individual capacity (“Brogdon”), ADCARE OKLAHOMA MANAGEMENT, LLC, a Georgia limited liability company (“ADK Oklahoma”), ADCARE ADMINISTRATIVE SERVICES, LLC, a Georgia limited liability company (“ADK Admin”), ADCARE HEALTH SYSTEMS, INC., a Georgia corporation (“ADK”), and HEARTH & HOME OF OHIO, INC., an Ohio corporation (“Hearth & Home”) (hereinafter ADK Oklahoma, ADK Admin, ADK and Hearth & Home are sometimes collectively referred to as the “ADK Entities”).

W I T N E S S E T H:

WHEREAS, the Brogdon Entities and Brogdon on one hand and the ADK Entities on the other hand entered into that certain Agreement dated as of February 28, 2014 (the “Agreement”);

WHEREAS, in connection with the Agreement, Brogdon executed in favor of ADK a promissory note dated February 28, 2014 in the principal amount of $523,663.00 (the “Note”);

WHEREAS, Riverchase Village ADK, LLC, a Georgia limited liability company owned by Brogdon (“Riverchase”), owns that certain assisted living facility located at 1851 Data Drive, Hoover, Alabama 35244 (the “Riverchase Facility”) and owes real property taxes in the amount of $92,323.00 with respect thereto for 2013 (the “Tax Obligation”); and

WHEREAS, in order to preserve ADK’s interest in the sale of the Riverchase Facility as contemplated by the Agreement, ADK has determined that it is in its best interest to cause the Tax Obligation to be satisfied;

WHEREAS, the Parties desire to amend the Agreement and amend and restate the Note on the terms and conditions set forth herein.

NOW, THEREFORE, for and in consideration of the mutual promises set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement and the Note as follows:

I.	Amendments to the Agreement.

1.Section 4 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

4.    Outstanding Management Fees/Lonoke Obligation/Tax Payment.

(a)Outstanding Management Fees/Lonoke Obligation. Set forth on Exhibit “B” attached hereto is a list of obligations due and owing to the ADK Entities as of the Effective Date (i) from the Brogdon Entities to ADK Oklahoma under the Management Agreements (the “Outstanding Management Fees”) and (ii) from GL Nursing to ADK Admin under that certain agreement dated as of April 2013 (the

“Lonoke Agreement”) (the “Lonoke Obligation”).

(b)Tax Payment. On or before May 16, 2014, ADK shall pay to the Jefferson County Tax Collector an amount equal to $92,323.00 (the “Tax Payment”). Riverchase and Brogdon hereby agree to immediately submit, or cause to be submitted, the Tax Payment to the appropriate governmental entity for application against the Tax Obligation. Riverchase and Brogdon represent and warrant that $92,323.00 is the full amount owed and payment of such amount to the appropriate tax authority will satisfy all property tax obligations in full.

(c)Outstanding Obligations. The term “Outstanding Obligations” as used in this Agreement shall mean collectively the Outstanding Management Fees, the Lonoke Obligation and the Tax Payment.

2.Section 5 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

5.    Promissory Note. The Outstanding    Obligations shall be evidenced by a promissory note in the aggregate principal amount of $615,986.00 dated as of May 15, 2014 given by Brogdon in favor of ADK in substantially the form attached hereto as Exhibit “C” (the “Note”).

3.Section 7 of the Agreement is hereby deleted in its entirety and the following is inserted in lieu thereof:

7.    Sale of Riverchase Facility. Riverchase is the owner of that certain assisted living facility located at 1851 Data Drive, Hoover, Alabama 35244 (the “Riverchase Facility”). Riverchase and Brogdon agree that upon the closing of the sale of the Riverchase Facility to an arms-length third party purchaser at any time and regardless of whether Hearth & Home has exercised the Option, the Net Sales Proceeds (as hereinafter defined) shall be distributed in the following order:

(a)Net Sales Proceeds in the amount of $92,323.00 shall be paid to ADK to satisfy the Loan obligation under the Note;

(b)	One-half of the Net Sales Proceeds shall be paid to ADK;

(c)The remaining Net Sales Proceeds shall be paid to ADK to satisfy the Outstanding Obligations and interest (if any) then due under the Note with such payment to be applied in the order of scheduled amortization under the Note; and

(d)	The balance of Net Sales Proceeds shall be paid to ADK.
For purposes hereof, “Net Sales Proceeds” shall mean the gross purchase price for the sale of the Riverchase Facility to an arms-length third party purchaser minus (i) all secured indebtedness of Riverchase and (ii) usual and customary closing costs required to deliver good and marketable title to the purchaser of the Facility but specifically excluding any operating or working capital.

Notwithstanding any provisions hereof, if the closing of the sale of the Riverchase Facility does not occur on or before December 31, 2014, then a payment of principal under the Note equal to the Tax Payment shall be due and payable on or before January 31, 2015.

II.    Miscellaneous.

1.All capitalized but undefined terms used herein shall have the meanings ascribed to them in the Agreement as amended.

2.Except as modified hereby, all terms and conditions of the Agreement are and shall remain in full force and effect.

{Signatures on Following Page}

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the Effective Date.

BROGDON ENTITIES:

BAN NH, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

SENIOR NH, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

OAK LAKE, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

KENMETAL, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

LIVING CENTER, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MEEKER NURSING, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MCL NURSING, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

HARRAH WHITES MEADOWS NURSING, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

MEEKER PROPERTY HOLDINGS, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

McLOUD PROPERTY HOLDINGS, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

HARRAH PROPERTY HOLDINGS, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

GL NURSING, LLC

By:	/s/ Christopher F. Brogdon
Christopher F. Brogdon, Manager

BROGDON:

/s/ Christopher F. Brogdon
Christopher F. Brogdon, individually

ADK ENTITIES:

ADCARE OKLAHOMA MANAGEMENT, LLC

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:

ADCARE ADMINISTRATIVE SERVICES, LLC

By:	/s/ Ronald W. Fleming
Name:	Ronald W. Fleming
Title:	Manager

HEARTH & HOME OF OHIO, INC.

By:	/s/ Boyd P. Gentry
Name:	Boyd P. Gentry
Title:

ADCARE HEALTH SYSTEMS, INC.

By:	/s/ Ronald W. Fleming
Name:	Ronald W. Fleming
Title:	Chief Financial Officer